UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      June 11, 2007

IONATRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Suite 120, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 11, 2007, with a start date of October 1, 2007, Joseph C. Hayden, the Executive Vice President-Programs of Ionatron Inc. (the “Company”), and Stephen McCahon, the Company’s Executive Vice President-Engineering, each entered into a Sales Plan with a brokerage firm under Rule 10b5-1 of the Securities Exchange Act of 1934. Such plans allow a corporate insider to gradually diversify holdings of his company’s common stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information.

Each of Mr. Hayden’s and Mr. McCahon’s 10b-5-1 plan provides for the sales of 800,000 shares of the Company’s common stock per calendar quarter over a 12-month period beginning on October 1, 2007; up to a maximum of 800,000 shares with a minimum sales prices of $5.00 as to 600,000 of the shares, $7.00 as to 100,000 of the shares and $10.00 as to 100,000 of the shares. All sales under the 10b5-1 plans are subject to the terms and conditions thereof. Under their respective plans, each of Messrs. Hayden and McCahon represented and agreed not to make any other open market sales of the Company’s common stock until the plan terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)

By: /s/ Kenneth M. Wallace
Name: Kenneth M. Wallace
Title: Chief Financial Officer

Date: June 11, 2007